Exhibit 99.1

For Immediate Release July 28, 2009

Contact: Mark Chapman
Director of Corporate Communications
Tamalpais Bancorp
415-526-6400

Tamalpais Bancorp Announces Second Quarter Financial Results
Increasing Revenue, Widening Margin
Higher Loan Loss Provision

San Rafael, CA, July 28, 2009 — Tamalpais Bancorp (the “Company”) (NASDAQ:TAMB), the parent company for Tamalpais Bank and Tamalpais Wealth Advisors, today reported a net loss of $4,293,000 for the quarter ended June 30, 2009 as compared to a net income of $1,266,000 for the quarter ended June 30, 2008 and a net loss of $42,000 for the quarter ended March 31, 2009. The quarterly diluted loss per share was $1.12 as compared to earnings per share of $0.33 in the comparable period last year and a loss per share of $0.01 for the quarter ended March 31, 2009.

The net loss for the six months ended June 30, 2009 was $4,335,000 as compared to net income of $2,493,000 for the same period in 2008. The 2009 year-to-date diluted loss per share of $1.13 compared to earnings per share of $0.65 in the comparable period last year.

Second quarter financial results were negatively impacted by a $10,620,000 provision for loan losses, as compared to provisions of $599,000 in the second quarter of 2008 and $3,384,000 in the first quarter of 2009. The increased provision was necessitated by the continued deterioration in economic conditions, the ongoing decline in real estate values, updated assessments of the financial condition of borrowers, and specific analyses of property valuations. The year-to-date loan loss provision was $14,004,000 as compared to $944,000 in the first six months of 2008.

Tamalpais Bancorp
Press Release
July 28, 2009

“We substantially increased our allowance for loan losses in response to the difficult economic environment our borrowers are facing,” said Mark Garwood, CEO. “Our allowance for loan losses was increased to $17,599,000, representing 2.95% of gross loans and 83.9% of nonperforming loans as of June 30, 2009, up from 1.87% of gross loans and 60.5% of nonperforming loans as of March 31, 2009, to better position the Company to absorb further deterioration in values or increases in nonperforming assets.”

“We achieved several significant milestones in the second quarter, including generating record revenues,” said Garwood. “We continued to increase core deposits with noninterest checking accounts increasing to $39,196,000 as of June 30, 2009, up 17.8% for the year-to-date and 47.1% over the last twelve months. In addition, our net interest margin increased to 3.93% in the quarter, wider than at any time over the last five years, and we generated $7,056,000 in combined net interest income and noninterest income in the second quarter of 2009.”

“We served an increasing number of customers in the second quarter and continue to be a resource to our community in these difficult times,” said Garwood. “We disbursed $12,761,000 in new loans for the quarter, primarily to our primary constituency, the small businesses in our local market area.”

Second Quarter Highlights:

•	Net interest margin widened to 3.93%, up from 3.81% in the preceding quarter and from 3.92% in the same quarter last year.
•	The balance sheet growth was slowed to improve the funding mix and manage capital resources. In the quarter total assets increased 0.6%, net loans decreased 0.2%, and FHLB advances decreased 6.9%.
•	Core deposits increased in the quarter with noninterest-bearing checking increasing 13.2% and money market and savings deposits increasing 4.2%.
•	Net charge-offs were $4,088,000 in the quarter, or 39% of the $10,620,000 provision for loan losses and 0.69% of gross loans.

Tamalpais Bancorp
Press Release
July 28, 2009

The Company has several ongoing strategic initiatives to address the current environment. Specific plans have been made to achieve the following:

•	Enhance capital ratios for the Bank and the Company;
•	Reduce nonperforming loans and substandard assets;
•	Diversify the loan portfolio and reduce concentrations in commercial real estate and multifamily loans;
•	Reduce the reliance on wholesale funding sources;
•	Continue to generate low cost deposits through the Marin County based team of business banking professionals.

Net Interest Income and Margin:
Net interest income before provision for loan losses in the second quarter of $6,584,000 was the highest in the Company’s history, increasing 12.9% over the same quarter last year and 2.0% over the first quarter of 2009. For the year-to-date, net interest income of $13,040,000 was 19.6% higher than for the same period last year. The success in generating core deposits combined with the beneficial effects of loans with interest rate floors and initial fixed rates were primary factors in increasing net interest income.

The net interest margin also benefited from the improved funding mix, widening to 3.93% in the second quarter from 3.92% in the same quarter last year and 3.81% in the first quarter of 2009. For the year-to-date the net interest margin was 3.87%, up from 3.82% in the same period last year. Noninterest-bearing deposits increased to 8.09% of total deposits at the end of the second quarter, up from 6.36% at the corresponding date last year. Checking, money market, and savings accounts combined increased to 48.3% of total deposits, up from 45.4% in the same period last year. FHLB advances decreased to 23.2% of total assets, down from 26.5% in the same period last year.

The benefit from lower cost of funds was partially offset by the increase in nonperforming assets and by the lack of a dividend on Federal Home Loan Bank restricted stock. Nonperforming assets decreased net interest income by approximately $599,000 in the second quarter as compared to a reduction in net interest income of $417,000 in the preceding quarter and $12,000 in the same quarter last year. The Company recognized no income on Federal Home Loan Bank restricted stock in the first or second quarter of 2009 as compared to $113,000 in the second quarter of 2008.

Tamalpais Bancorp
Press Release
July 28, 2009

“We continued to lower our cost of funds and improve our core funding mix in the second quarter,” said Garwood. “Our business banking team, led by Jamie Williams, has become increasingly successful as we increase our market share among small businesses. We intend to roll off FHLB borrowings and other wholesale funding sources as additional core deposits are generated.”

Noninterest Income and Noninterest Expense:
Noninterest income in the second quarter was $472,000, a 1.0% decrease from the same quarter last year and a 14.9% decrease from the first quarter of 2009. Noninterest income of $1,027,000 for the year-to-date was 10.0% lower than for the same period last year. The decreases are primarily related to a $62,000 gain on sale of other real estate owned recognized in the first quarter of 2008 and a $166,000 gain on sale of loans in the first quarter of 2008, with no corresponding gain on sales in the 2009 periods.

Tamalpais Wealth Advisors produced Registered Investment Advisory fee income of $127,000 in the second quarter of 2009, a 15.4% decrease compared to the same quarter in 2008 and a 3.51% increase from the first quarter of 2009. For the year-to-date Registered Investment Advisory fee income was $259,000, 15.72% lower than the same period last year. Tamalpais Wealth Advisors had $371,224,000 in assets under management as of June 30, 2009, up 31.5% from the end of 2008 primarily due to growth in institutional fixed income.

Total noninterest expense in the second quarter of 2009 was $4,132,000, a 9.8% increase compared to the same quarter in 2008 and a 4.9% increase from the first quarter of 2009. For the year-to-date noninterest expense was $8,072,000, 9.1% higher than the same period last year. The Company’s efficiency ratio was 58.6% in the second quarter and 57.4% for the year-to-date, as compared to 59.6% in the same quarter of 2008 and 61.4% for the comparable year-to-date period of 2008.

Tamalpais Bancorp
Press Release
July 28, 2009

Salaries and benefits decreased in the second quarter and for the year-to-date over prior periods due to ongoing efforts to control overhead including limiting additions to staff and elimination of bonus accruals.

“A key strategy of the Company is to control operating expenses in line with our revenue,” said Garwood. “We are diligently working to improve our efficiencies and business processes and to obtain optimum output from our staff and management.”

Second quarter 2009 results included an accrual of $321,000, or $0.03 per share, for the industry wide FDIC insurance special assessment, which is reflected in other administrative expenses. Professional services also increased in the second quarter and for the year to date due to increased legal and consulting expenses.

Balance Sheet:
The total assets of the Company were $702,780,000 as of June 30, 2009, down 0.1% from December 31, 2008 and up 8.3% from June 30, 2008. At June 30, 2009:

•	net loans increased 4.5% from June 30, 2008 and decreased 1.1% from the end of 2008;
•	deposits increased 15.6% from June 30, 2008 and 5.2% from the end of 2008;
•	noninterest-bearing deposits increased 47.1% from June 30, 2008 and 17.8% from the end of 2008;
•	cash, equivalents, and investments increased 25.8% from June 30, 2008 and decreased 6.2% from the end of 2008;
•	FHLB advances decreased 5.3% from June 30, 2008 and decreased 10.9% from the end of 2008;
•	stockholders’ equity decreased 4.8% from June 30, 2008 and 10.6% from the end of 2008.
•	Book value per share was $8.74, down 4.9% from June 30, 2008 and 10.5% from the end of 2008.

Tamalpais Bancorp
Press Release
July 28, 2009

Asset Quality:
Non-performing assets as a percentage of total assets were 3.63% at June 30, 2009, compared to 2.44%, and 0.16% at December 31, 2008 and June 30, 2008, respectively.

Net loan charge-offs were $4,088,000 in the second quarter of 2009 as compared to no net charge offs in the same quarter last year and $411,000 in the first quarter of 2009. The allowance for loan losses increased to $17,599,000, or 2.95% of gross loans, as of June 30, 2009, up from $8,093,000, or 1.37% of gross loans, as of December 31, 2008 and $5,848,000, or 1.05% gross loans, as of June 30, 2008.

The Company had 37 nonperforming loans at June 30, 2009 totaling $20,976,000 and six foreclosed properties owned with a balance of $4,553,000. Included in the nonperforming loans are the following six loans with a book value of $9,724,000 that exceed $1.0 million each:

•

A $5,400,000 commercial term loan secured by real estate in San Francisco. A charge off of $3,435,000 has been recorded against this loan to bring its book valuation to $1,965,000. This loan, which is secured by a mixed use property and was originated in 2007 with re-development potential, is now in foreclosure.

•	A $2,167,000 land/construction loan in Monterey County.
•	A $2,110,000 multifamily loan in Richmond, CA
•	A $1,365,000 hospitality loan in Mendocino, CA. A specific impairment of $243,000 has been recorded on this loan.
•	A $1,112,000 SBA 504 loan secured by a first deed of trust on commercial real estate in Napa County.
•	A $1,005,000 multifamily loan in Oakland, CA.

Tamalpais Bancorp
Press Release
July 28, 2009

The 31 other nonperforming loans totaling $11,253,000 are under $1.0 million each and are from a general cross-section of the loan portfolio.

Included in the $4,553,000 in other real estate owned is a $2,914,000 luxury single family home under construction in Scottsdale, Arizona. Upon foreclosure of the real estate collateral, a charge-off of $385,000 was recorded to reduce the carrying value of the property to its estimated net realizable value. The remaining five foreclosed properties have a book value of under $1.0 million each.

“Our increased loan loss provision in the second quarter was due to the increase in nonperforming assets as well as to provide a reserve against currently accruing loans that have shown some degree of weakness,” said Garwood. “As we have observed deterioration in borrowers’ financial conditions and property valuations we have taken sizable general loss provisions even if the loans are currently accruing. We continue to work diligently with borrowers to proactively identify and address difficulties as they arise, while increasing the allowance for loan losses and recording impairments as appropriate.”

Liquidity:
Cash, equivalents, and marketable securities totaled $78,472,000, or 11.2% of total assets, up from 9.6% of total assets as of June 30, 2008 and down from 11.9% as of December 31, 2008. The available-for-sale security portfolio had a net positive mark-to-market of $1,421,000 as of June 30, 2009, up from $902,000 as of December 31, 2008 and $93,000 as of June 30, 2008.

There were no borrowings outstanding collateralized by the investment portfolio as of June 30, 2009. In addition to having the entire investment portfolio as immediately available liquidity, the Bank had unused borrowing capacity at the Federal Home Loan Bank of San Francisco of $70 million based on its loan collateral and $20 million in Federal Funds Purchased borrowing capacity at two correspondent banks. Total cash, equivalents, marketable assets, and immediately available borrowing capacity totaled $169 million, or 24.1% of total assets as of June 30, 2009.

Tamalpais Bancorp
Press Release
July 28, 2009

Capital:
As of June 30, 2009 the Bank had a Tier 1 leverage ratio of 7.31%, a Tier 1 risk based capital ratio of 8.41%, and a total risk based capital ratio of 9.69%. The Company has a Tier 1 Leverage ratio of 6.21%, a Tier 1 risk based capital ratio of 7.19% and a total risk based capital ratio of 8.81%.

“We have embarked upon a plan to improve the capital position of the Bank and the Company by continued moderation in the rate of growth, controlling overhead, and retaining earnings as an internal source of capital. In addition, the Company has discontinued paying common dividends and has deferred payments on the Company’s trust preferred securities to prudently manage its capital position. We are currently evaluating alternatives to improve shareholder value including raising capital,” said Garwood.

About Tamalpais Bancorp
Tamalpais Bancorp, through its wholly owned subsidiaries Tamalpais Bank and Tamalpais Wealth Advisors, offers business and consumer banking through its seven Marin County full service branches, and wealth advisory services to high net worth families and institutional clients. The Company had $703 million in assets and $371 million in assets under management as of June 30, 2009. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

Tamalpais Bancorp
Press Release
July 28, 2009

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, liquidity, capital adequacy, reduction of loan concentrations, diversification of the deposit base, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) higher than expected credit losses; (2) our ability to enhance the capital ratios of the Bank and the Company, (3) our ability to diversify our loan portfolio; (4) our ability to reduce reliance on wholesale funding and generate low cost deposits from our market area; (5) competitive pressure among financial services companies increases significantly; (6) changes in the interest rate environment reduce interest margins; (7) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (8) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(9) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (10) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (11) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Tamalpais Bancorp
Press Release
July 28, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

				Percent Change vs.

	June 30, 2009	December 31, 2008	June 30, 2008	12/31/2008	6/30/2008

	(unaudited)		(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$14,927,122	$15,918,826	$4,722,426	-6.2%	216.1%
Federal funds sold	—	838	536,909	-100.0%	-100.0%

Total Cash and Cash Equivalents	14,927,122	15,919,664	5,259,335	-6.2%	183.8%
Interest-bearing time deposits in other financial institutions	572,136	558,034	643,308	2.5%	-11.1%

Investment securities
Available-for-sale	56,388,787	56,415,727	43,937,197	0.0%	28.3%
Held-to-maturity, at cost	6,583,548	10,773,579	12,555,578	-38.9%	-47.6%
Federal Home Loan Bank restricted stock, at cost	8,652,000	8,652,000	8,309,000	0.0%	4.1%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	50,000	0.0%	0.0%
Loans receivable	595,636,720	592,543,181	558,920,185	0.5%	6.6%
Less: Allowance for loan losses	(17,598,602)	(8,093,499)	(5,847,724)	117.4%	200.9%

	578,038,118	584,449,682	553,072,461	-1.1%	4.5%
Bank premises and equipment, net	3,691,614	3,935,230	4,274,609	-6.2%	-13.6%
Accrued interest receivable	4,091,028	3,861,854	3,678,314	5.9%	11.2%
Other real estate owned	4,553,407	417,207	—	991.4%	N/A
Cash surrender value of bank-owned life insurance	11,035,181	10,828,936	10,624,439	1.9%	3.9%
Other assets	14,196,675	7,528,303	6,686,618	88.6%	112.3%

Total Assets	$702,779,616	$703,390,216	$649,090,859	-0.1%	8.3%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	39,196,414	33,259,929	26,651,226	17.8%	47.1%
Interest-bearing checking deposits	8,755,502	9,735,689	6,464,363	-10.1%	35.4%
Money market and saving deposits	186,210,316	156,479,340	157,159,446	19.0%	18.5%
Certificates of deposit	250,170,495	260,826,102	228,578,773	-4.1%	9.4%

Total Deposits	484,332,727	460,301,060	418,853,808	5.2%	15.6%
Federal Home Loan Bank Advances	163,085,000	183,085,000	172,185,000	-10.9%	-5.3%
Long term debt	5,857,143	6,000,000	6,000,000	-2.4%	-2.4%
Junior Subordinated Debentures	13,403,000	13,403,000	13,403,000	0.0%	0.0%
Accrued interest payable and other liabilities	2,694,190	3,227,823	3,571,800	-16.5%	-24.6%

Total Liabilities	669,372,060	666,016,883	614,013,608	0.5%	9.0%

Commitment and Contingencies	—	—	—	N/A	N/A

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,823,634 shares issued and outstanding at June 30, 2009 and December 31,2008, and 3,818,284 as of June 30, 2008	12,027,473	12,027,473	11,977,473	0.0%	0.4%
Paid-In-Capital	1,076,400	949,488	817,083	13.4%	31.7%
Retained earnings	19,517,792	24,082,473	22,186,873	-19.0%	-12.0%
Accumulated other comprehensive income/(loss)	785,891	313,899	95,822	150.4%	720.2%

Total Stockholders’ Equity	33,407,556	37,373,333	35,077,251	-10.6%	-4.8%

Total Liabilities and Stockholders’ Equity	$702,779,616	$703,390,216	$649,090,859	-0.1%	8.3%

Tamalpais Bancorp
Press Release
July 28, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Indicated (Unaudited)

	For the Three Months Ended			Percent Change vs.

	June 30, 2009	March 31, 2009	June 30, 2008	3/31/2009	6/30/08

Interest Income
Interest and fees on loans	$9,944,372	$10,040,587	$9,930,424	-1.0%	0.1%
Interest on investment securities	693,849	778,854	660,704	-10.9%	5.0%
Interest on Federal funds sold	1,819	9,881	10,238	-81.6%	-82.2%
Interest on other investments	28	2,430	112,914	-98.8%	-100.0%
Interest on deposits in other financial institutions	7,134	6,968	8,011	2.4%	-10.9%

Total Interest Income	10,647,202	10,838,720	10,722,291	-1.8%	-0.7%

Interest Expense
Interest expense on deposits	2,106,719	2,338,323	3,020,744	-9.9%	-30.3%
Interest expense on borrowed funds	1,748,891	1,834,075	1,680,555	-4.6%	4.1%
Interest expense on long term debt	56,118	58,450	38,173	-4.0%	47.0%
Interest expense on Junior Subordinated Debentures	151,856	151,907	150,806	0.0%	0.7%

Total Interest Expense	4,063,584	4,382,755	4,890,278	-7.3%	-16.9%

Net Interest Income Before Provision for Loan Losses	6,583,618	6,455,965	5,832,013	2.0%	12.9%

Provision for Loan Losses	10,620,000	3,384,000	598,858	213.8%	1673.4%

Net Interest Income (Loss) After Provision for Loan Losses	(4,036,382)	3,071,965	5,233,155	-231.4%	-177.1%

Noninterest Income
Gain on sale of loans, net	—	—	—	100.0%	100.0%
Loss on sale of securities, net	791	(9,643)	—	-108.2%	100.0%
Gain on sale of other real estate owned, net	—	61,978	—	-100.0%	100.0%
Loan servicing	44,700	46,849	48,999	-4.6%	-8.8%
Registered Investment Advisory Services fee income	126,950	131,590	149,986	-3.5%	-15.4%
Other income	299,471	323,934	277,897	-7.6%	7.8%

Total Noninterest Income	471,912	554,708	476,882	-14.9%	-1.0%

Noninterest Expenses
Salaries and benefits	1,940,502	2,163,249	2,078,872	-10.3%	-6.7%
Occupancy	378,132	344,411	389,092	9.8%	-2.8%
Advertising	110,550	140,662	69,896	-21.4%	58.2%
Professional	263,176	183,390	187,829	43.5%	40.1%
Data processing	167,459	135,514	160,333	23.6%	4.4%
Equipment and depreciation	191,900	166,754	216,393	15.1%	-11.3%
Other administrative	1,079,880	806,298	660,781	33.9%	63.4%

Total Noninterest Expense	4,131,599	3,940,278	3,763,196	4.9%	9.8%

Income Before Income Taxes	(7,696,069)	(313,605)	1,946,841	2354.1%	-495.3%
Provision for Income Taxes	(3,403,206)	(271,206)	680,748	1154.8%	-599.9%

Net (Loss) Income	$(4,292,863)	$(42,399)	$1,266,093	10024.9%	-439.1%

(Loss) Earnings Per Share
Basic	$(1.12)	$(0.01)	$0.33	11123.2%	-440.1%

Diluted	$(1.12)	$(0.01)	$0.33	11123.2%	-440.1%

Tamalpais Bancorp
Press Release
July 28, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Indicated (Unaudited)

	For the Six Months Ended		Percent Change Vs.

	June 30, 2009	June 30, 2008	6/30/2008

Interest Income
Interest and fees on loans	$19,984,958	$19,365,983	3.2%
Interest on investment securities	1,472,704	1,307,631	12.6%
Interest on Federal funds sold	11,700	50,956	-77.0%
Interest on other investments	2,458	205,950	-98.8%
Interest on deposits in other financial institutions	14,103	15,922	-11.4%

Total Interest Income	21,485,923	20,946,442	2.6%

Interest Expense
Interest expense on deposits	4,445,042	6,374,566	-30.3%
Interest expense on borrowed funds	3,582,966	3,277,387	9.3%
Interest expense on long term debt	114,568	38,173	200.1%
Interest expense on Junior Subordinated Debentures	303,763	352,941	-13.9%

Total Interest Expense	8,446,339	10,043,067	-15.9%

Net Interest Income Before Provision for Loan Losses	13,039,584	10,903,375	19.6%

Provision for Loan Losses	14,004,000	943,957	1383.5%

Net Interest Income After Provision for Loan Losses	(964,416)	9,959,418	-109.7%

Noninterest Income
Gain on sale of loans, net	—	166,293	-100.0%
Loss on sale of securities, net	(8,852)	—	100.0%
Gain on sale of other real estate owned, net	61,978	—	100.0%
Loan servicing	91,549	84,758	8.0%
Registered Investment Advisory Services fee income	258,540	306,833	-15.7%
Other income	623,405	582,939	6.9%

Total Noninterest Income	1,026,620	1,140,823	-10.0%

Noninterest Expenses
Salaries and benefits	4,103,753	4,222,272	-2.8%
Occupancy	722,543	744,535	-3.0%
Advertising	251,212	148,241	69.5%
Professional	446,567	298,176	49.8%
Data processing	302,973	281,260	7.7%
Equipment and depreciation	358,654	437,359	-18.0%
Other administrative	1,886,178	1,267,753	48.8%

Total Noninterest Expense	8,071,880	7,399,596	9.1%

Income Before Income Taxes	(8,009,676)	3,700,645	-316.4%
Provision for Income Taxes	(3,674,413)	1,207,229	-404.4%

Net (Loss) Income	$(4,335,263)	$2,493,416	-273.9%

(Loss) Earnings Per Share
Basic	$(1.13)	$0.65	-274.4%

Diluted	$(1.13)	$0.65	-274.4%

Tamalpais Bancorp
Press Release
July 28, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended			At or For the Six Months Ended

	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Profitability Ratios:
Return on average assets	-2.48%	-0.02%	0.82%	-1.24%	0.84%
Return on average equity	-50.00%	-0.46%	14.73%	-24.34%	14.73%
Net Interest Margin	3.93%	3.81%	3.92%	3.87%	3.82%
Efficiency ratio	58.6%	56.2%	59.6%	57.4%	61.4%

Other Information:
Average total assets	$692,852	$708,166	$621,151	$700,459	$596,482
Average interest earning assets	$671,523	$686,490	$598,605	$678,966	$573,989
Average equity	$34,345	$36,904	$34,373	$35,617	$33,853
Period Ending Shares Outstanding	3,823,634	3,823,634	3,818,284	3,823,634	3,818,284
Average Basic Shares Outstanding	3,823,634	3,823,634	3,818,284	3,823,634	3,818,284
Average Diluted Shares Outstanding	3,827,251	3,828,424	3,833,558	3,827,863	3,832,071
Book value per share	$8.74	$9.77	$9.19	$8.74	$9.19
Basic (loss) / earnings per share	$(1.12)	$(0.01)	$0.33	$(1.13)	$0.65
Diluted (loss) / earnings per share	$(1.12)	$(0.01)	$0.33	$(1.13)	$0.65

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	7.31%	7.78%	8.56%
Tier 1 risk based capital ratio	8.41%	9.21%	9.26%
Total risk based capital ratio	9.69%	10.47%	10.28%

Tamalpais Bancorp Capital Ratios:
Tier 1 leverage ratio	6.21%	6.94%	N/A
Tier 1 risk based capital ratio	7.19%	8.19%	N/A
Total risk based capital ratio	8.81%	9.59%	N/A

Tamalpais Bancorp
Press Release
July 28, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Selected Loan and Asset Quality Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	As Of the Period Indicated

	June 30, 2009	December 31, 2008	June 30, 2008

Loan Portfolio:
One-to-four family residential	$30,962	$33,695	$27,573
Multifamily residential	166,928	171,136	154,891
Commercial real estate	316,539	322,861	318,311
Land	9,812	10,905	10,365
Construction real estate	38,917	31,077	27,684
Commercial, non real estate	28,191	18,913	16,064
Consumer loans	2,494	2,111	2,134

Total gross loans	593,843	590,698	557,022
Net deferred loan costs	1,794	1,845	1,898

Gross loans receivable	$595,637	$592,543	$558,920

	As Of the Period Indicated

	June 30, 2009	December 31, 2008	June 30, 2008

Nonperforming Assets:
Nonaccrual loans	$20,976	$16,758	$1,029
Restructured loans in compliance with modified terms	—	—	—

Nonperforming loans	20,976	16,758	1,029
Other real estate owned	4,553	417	—

Nonperforming assets	25,529	17,175	1,029

	As Of the Period Indicated

	June 30, 2009	December 31, 2008	June 30, 2008

Allowance for Loan Losses:
General allowance for loan losses	$16,685	$8,093	$5,848
Impairments of specific loans	914	—	—

Balance	$17,599	$8,093	$5,848

	As Of the Period Indicated

	June 30, 2009	December 31, 2008	June 30, 2008

Asset Quality:

Allowance for loan losses / gross loans	2.95%	1.37%	1.05%
Allowance for loan losses / nonperforming loans	83.9%	48.3%	568.3%
Nonperforming loans / gross loans	3.52%	2.83%	0.18%
Nonperforming assets / total assets	3.63%	2.44%	0.16%
Net charge-offs / gross loans	0.69%	0.07%	0.00%

	For the Quarter Ended			For the Six Months Ended

	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Allowance for Loan Losses:
Balance, beginning of period	$11,067	$8,093	$4,915	$8,093	$4,915
Provisions for loan losses	10,620	3,384	599	14,004	944
Charge-offs	4,088	410	—	4,498	11
Recoveries	—	—	—	—	—

Net charge-offs	4,088	410	—	4,498	11

Balance, end of period	$17,599	$11,067	$5,848	$17,599	$5,848

Tamalpais Bancorp
Press Release
July 28, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

(dollars in thousands)	June 30, 2009			March 31, 2009			June 30, 2008

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$4,774	$47	5.58%	$4,970	$49	5.52%	$7,103	$70	5.58%
Investment securities - Taxable (2)	61,316	647	4.23%	65,007	730	4.55%	51,032	591	4.66%
Other investments	8,652	—	0.00%	11,972	2	0.07%	7,853	113	5.79%
Interest bearing deposits in other financial institutions	504	7	5.57%	699	7	4.06%	698	8	4.61%
Federal funds sold	3,596	2	0.22%	13,074	10	0.31%	2,024	10	1.99%
Loans (3)	592,681	9,943	6.73%	590,768	10,040	6.89%	529,895	9,930	7.54%

Total Interest Earning Assets	671,523	10,646	6.36%	686,490	10,838	6.40%	598,605	10,722	7.20%
Allowance for loan losses	(14,131)			(8,945)			(5,460)
Cash and due from banks	3,847			4,083			4,541
Net premises, furniture and equipment	3,794			3,874			4,407
Other assets	27,819			22,664			19,058

Total Assets	$692,852			$708,166			$621,151

Liabilities and Shareholders’ Equity
Interest bearing checking	$9,085	6	0.26%	$9,086	7	0.31%	$6,943	10	0.58%
Savings deposits (4)	178,556	529	1.19%	172,262	610	1.44%	154,795	1,019	2.65%
Time deposits	240,655	1,572	2.62%	254,567	1,721	2.74%	215,424	1,991	3.72%
Other borrowings	172,947	1,749	4.06%	179,641	1,834	4.14%	164,888	1,681	4.10%
Long term debt	5,976	56	3.76%	6,000	58	3.92%	3,500	38	4.37%
Junior Subordinated Debentures	13,403	152	4.55%	13,403	152	4.60%	13,403	151	4.53%

Total Interest Bearing Liabilities	620,622	4,064	2.63%	634,959	4,382	2.80%	558,953	4,890	3.52%
Noninterest deposits	35,334			33,583			24,518
Other liabilities	2,551			2,720			3,307

Total Liabilities	658,507			671,262			586,778
Shareholders’ Equity	34,345			36,904			34,373

Total Liabilities and Shareholders’ Equity	$692,852			$708,166			$621,151

Net interest income		$6,582			$6,456			$5,832

Net interest spread (5)			3.73%			3.60%			3.68%
Net interest margin (6)			3.93%			3.81%			3.92%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.
(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.
(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.
(4) Savings deposits include Money Market accounts.
(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.
(6) Net interest margin is the net yield on average interest earning assets.

Tamalpais Bancorp
Press Release
July 28, 2009

TAMALPAIS BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Six Months Ended

(dollars in thousands)	June 30, 2009			June 30, 2008

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$4,872	$96	5.58%	$6,638	$131	5.59%
Investment securities - taxable (2)	63,151	1,377	4.40%	49,633	1,177	4.77%
Other investments	10,303	2	0.04%	7,625	206	5.43%
Interest bearing deposits in other financial institutions	601	14	4.70%	667	16	4.82%
Federal funds sold	8,309	12	0.29%	3,627	51	2.83%
Loans (3)	591,730	19,984	6.81%	505,799	19,365	7.70%

Total Interest Earning Assets	678,966	21,485	6.38%	573,989	20,946	7.34%
Allowance for loan losses	(11,552)			(5,223)
Cash and due from banks	3,978			4,414
Net premises, furniture and equipment	3,834			4,500
Other assets	25,233			18,802

Total Assets	$700,459			$596,482

Liabilities and Shareholders’ Equity
Interest bearing checking	$9,086	$13	0.29%	$6,848	21	0.62%
Savings deposits (4)	175,427	1,139	1.31%	147,506	1,936	2.64%
Time deposits	247,573	3,292	2.68%	208,630	4,418	4.26%
Other borrowings	176,275	3,583	4.10%	157,408	3,277	4.19%
Long Term Debt	5,988	115	4.10%	2,000	38	3.82%
Junior Subordinated Debentures	13,403	304	4.57%	13,403	353	5.30%

Total Interest Bearing Liabilities	627,752	8,446	2.71%	535,795	10,043	3.77%
Noninterest deposits	34,477			23,737
Other liabilities	2,613			3,097

Total Liabilities	664,842			562,629
Shareholders’ Equity	35,617			33,853

Total Liabilities and Shareholders’ Equity	$700,459			$596,482

Net interest income		$13,039			$10,903

Net interest spread (5)				3.67%		3.57%
Net interest margin (6)				3.87%		3.82%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.
(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.
(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.
(4) Savings deposits include Money Market accounts.
(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.
(6) Net interest margin is the net yield on average interest earning assets.